                                                                   Exhibit 10.76


NEXTHEALTH, INC.





17,109 SHARES OF SERIES A PREFERRED STOCK

28,956 SHARES OF SERIES B PREFERRED STOCK

WARRANT TO PURCHASE 500,000 SHARES OF COMMON STOCK








PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT











NOVEMBER 14, 1996






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                                TABLE OF CONTENTS

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
SECTION 1.       TERMS OF PURCHASE..............................................................................  1
         1.1     Sale of Preferred Stock and Warrant............................................................  1
         1.2     Purchase Price.................................................................................  1
         1.3     Closing........................................................................................  1
         1.4     Reserved Shares................................................................................  2

SECTION 2.       REPRESENTATIONS AND WARRANTIES OF THE CORPORATION..............................................  2
         2.1     Corporate Status...............................................................................  2
         2.2     Corporate Power and Authority..................................................................  2
         2.3     Capitalization.................................................................................  2
         2.4     Title to Properties............................................................................  3
         2.5     Effect of Transactions.........................................................................  3
         2.6     Litigation.....................................................................................  3
         2.7     Offerees.......................................................................................  3
         2.8     Subsidiaries...................................................................................  3
         2.9     Employees......................................................................................  4
         2.10    Contracts......................................................................................  4
         2.11    Permits, Licenses, Technology, Trademarks, Patents and Other Rights............................  4
         2.12    Absence of Certain Changes.....................................................................  4
         2.13    Tax Returns and Payments.......................................................................  5
         2.14    Publicly Filed Documents and Financial Statements..............................................  5
         2.15    Use of Proceeds................................................................................  6
         2.16    No Brokers.....................................................................................  6
         2.17    Material Misstatements or Omissions............................................................  6

SECTION 3.       CONDITIONS OF PURCHASE.........................................................................  6
         3.1     Certificate of Corporation.....................................................................  6
         3.2     Authorization..................................................................................  6
         3.3     Credit Agreement...............................................................................  7
         3.4     Collateral Documents...........................................................................  7
         3.5     Registration and Pre-Emptive Rights Agreement..................................................  7
         3.6     Irrevocable Proxy..............................................................................  7
         3.7     Opinion of Counsel.............................................................................  7
         3.8     Compliance.....................................................................................  7
         3.9     Tender of Aggregate Purchase Price.............................................................  7
         3.10    Representations and Warranties.................................................................  7
         3.11    Credit Agreement...............................................................................  7
         3.12    Amendment of Earlier Warrant...................................................................  7
         3.13    Registration and Pre-Emptive Rights Agreement..................................................  8

SECTION 4.       COVENANTS OF THE CORPORATION...................................................................  8
         4.1     Financial Statements...........................................................................  8
         4.2     Budget and Operating Forecast..................................................................  8
         4.3     Stockholder Approval...........................................................................  9
         4.4     Payment of Taxes, Compliance with Laws, Etc....................................................  9
         4.5     Adverse Changes................................................................................  9


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
         4.6     Insurance......................................................................................  9
         4.7     Maintenance of Properties......................................................................  9
         4.8     Affiliated Transactions........................................................................  9
         4.9     Management and Compensation.................................................................... 10
         4.10    Inspection..................................................................................... 10
         4.11    Board of Directors............................................................................. 10
         4.12    Distributions or Redemption of Capital Stock................................................... 10
         4.13    Maintenance of Corporate Existence, Etc........................................................ 10

SECTION 5.       REPRESENTATIONS AND COVENANTS OF PURCHASER..................................................... 11

SECTION 6.       GENERAL........................................................................................ 12
         6.1     Indemnification................................................................................ 12
         6.2     Amendments, Waivers and Consents............................................................... 12
         6.3     Survival of Representations, Warranties and Covenants; Assignability
                 of Rights...................................................................................... 12
         6.4     Section Headings............................................................................... 13
         6.5     Counterparts................................................................................... 13
         6.6     Notices and Demands............................................................................ 13
         6.7     Waiver of Jury Trial........................................................................... 14
         6.8     Specific Performance........................................................................... 14
         6.9     Severability................................................................................... 15
         6.10    Expenses....................................................................................... 15
         6.11    Governing Law.  ............................................................................... 15

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                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


                  AGREEMENT dated as of November 14, 1996 by and between NextHealth, Inc., a Delaware corporation (the "Corporation"), and AP NH LLC, a Delaware limited liability company (the "Purchaser").

                  WHEREAS, the Corporation desires to sell, and the Purchaser desires to purchase, at the Closing (as defined below), subject to the terms and conditions set forth herein, (i) 17,109 shares of the Corporation's Series A Preferred Stock (as defined below), (ii) 28,956 shares of the Corporation's Series B Preferred Stock (as defined below) and (iii) a warrant to purchase up to 500,000 shares of the Corporation's Common Stock (as defined below); and

                  WHEREAS, the Corporation has authorized and reserved for issuance and sale (i) 17,109 shares of Series A Preferred Stock, (ii) 28,956 shares of Series B Preferred Stock and (iii) a warrant to purchase up to 500,000 shares of Common Stock;

                  NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Corporation agrees with the Purchasers as follows:

SECTION 1.        TERMS OF PURCHASE

                  1 SALE OF PREFERRED STOCK AND WARRANT. Subject to the terms and conditions set forth herein, at the Closing the Corporation shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Corporation, for the consideration specified in Section 1.2 (i) 17,109 shares of the Corporation's authorized but unissued Convertible Preferred Stock, Series A, par value $0.01 per share (the "Series A Preferred Stock"), (ii) 28,956 shares of the Corporation's authorized but unissued Cumulative Preferred Stock, Series B, par value $0.01 per share (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Preferred Stock"), and (iii) a warrant (the "Warrant") representing the right to purchase up to 500,000 shares of the Corporation's common stock, par value $0.01 per share (the "Common Stock"). The Preferred Stock shall have the terms and preferences set forth in Exhibit A hereto, and the Warrant shall be subject to the terms and conditions set forth in the Warrant Certificate evidencing the Warrant, which Certificate shall be in the form of Exhibit B hereto.

                  2 PURCHASE PRICE. The aggregate purchase price for (i) the Series A Preferred Stock shall be $1,578,476.34 (or $92.26 per share), (ii) the Series B Preferred Stock shall be $2,671,480.56 (or $92.26 per share and (iii) the Warrant shall be $43.10.

                  3 CLOSING. The closing (the "Closing") of the sale and purchase of the Preferred Stock and the Warrant shall take place at 10:00 a.m. New York time on November 14, 1996 at the offices of Battle Fowler LLP, located at 75 East 55th Street, New York, New York 10022, or at such other time, date or place as shall be mutually agreed upon by the Corporation and the Purchaser. The date on which the Closing occurs shall be referred to herein as the "Closing Date". At the Closing, the Corporation will deliver to the Purchaser certificates representing the number of shares of Series A Preferred Stock and Series B Preferred Stock, as the case may be, and the Warrant to be purchased by the Purchaser against payment of the purchase price therefor. Payment of the purchase price for the shares of Preferred Stock and the Warrant shall be by wire transfer or by certified or bank cashier's check.

                  4 RESERVED SHARES. The Corporation will authorize and reserve, and covenants to continue to reserve, for issuance a sufficient number of shares of Common Stock to satisfy the (x) rights of conversion of the holders of the Preferred Stock and (y) right to exercise the Warrant.

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

                  In order to induce the Purchaser to enter into this Agreement, the Corporation represents and warrants to the Purchaser as follows:

                  1 CORPORATE STATUS. The Corporation (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is presently engaged and (iii) is duly qualified and authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could have a material adverse effect on the business, properties, liabilities, operations or condition (financial or otherwise) of the Corporation.

                  2 CORPORATE POWER AND AUTHORITY. The Corporation has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. The Corporation has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of the Corporation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  3 CAPITALIZATION. As of the Closing Date and after taking into account the transactions contemplated by this Agreement, the Corporation's total authorized capital shares will consist of (i) 4,000,000 shares of Preferred Stock, comprised of (x) 46,065 shares of Series A Preferred Stock, of which 17,109 shares of Series A Preferred Stock shall be issued and outstanding as of the Closing Date, (y) 28,956 shares of Series B Preferred Stock, all of which will be issued and outstanding as of the Closing Date, and (z) 3,924,979 of authorized but undesignated preferred stock, none of which will be issued and outstanding as of the Closing Date, (ii) 16,000,000 shares of Common Stock, of which 8,554,938 shares of Common Stock will be issued and outstanding and 5,106,500 shares of Common Stock will be reserved for issuance upon (x) the conversion of all of the authorized shares of Series A Preferred Stock and (y) the exercise of the Warrant. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement, all of the issued and outstanding shares of capital stock of the Corporation (including the shares of Preferred Stock being issued under this Agreement) shall be duly and validly authorized and issued and are fully paid and non-assessable. The relative rights, preferences, restrictions and other provisions relating to the Preferred Stock are as set forth in Exhibit A. Except as provided for in this Agreement or disclosed in the Company Publicly Filed Documents or in Schedule 2.3 to this
Agreement: (a) there are no outstanding warrants, options or other rights to purchase or acquire any shares of the Corporation's capital stock, nor any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities; (b) there are no preemptive rights with respect to the issuance or sale of the Corporation's capital stock; and (c) as of the Closing Date there will be no restrictions on the transfer of the Corporation's capital stock other than those arising from federal and state securities laws.


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                  4 TITLE TO PROPERTIES. The Corporation has good and marketable title to its assets used in conducting its business, free and clear of all liens, restrictions or encumbrances after application of the proceeds of the financing contemplated hereby and under the Credit Agreement.

                  5 EFFECT OF TRANSACTIONS. Except as set forth in Schedule 2.5 to this Agreement, the execution, delivery and performance by the Corporation of this Agreement and the agreements and transactions contemplated hereby will not conflict with or result in any default under any material contract, obligation or commitment of the Corporation, or any charter provision, by-law or corporate restriction of the Corporation, or the creation of any lien, charge, restriction or encumbrance of any nature upon any of the properties or assets of the Corporation, except pursuant to this Agreement and the Collateral Documents (as defined in the Credit Agreement referred to below). Except as set forth in
Schedule 2.5 to this Agreement, the Corporation's execution and delivery of this Agreement and its performance of the transactions contemplated hereby will not violate any material instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Corporation.

                  6 LITIGATION. There is no litigation or governmental proceeding or investigation pending or, to the best knowledge of the Corporation, threatened against the Corporation affecting any of its properties or assets, or which has a reasonable possibility of calling into question the validity, or materially hindering the enforceability or performance, of this Agreement, or any action taken or to be taken pursuant hereto; nor, to the best knowledge of the Corporation, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted with any substantial chance of a recovery which could be materially adverse to the Corporation.

                  7 OFFEREES. Neither the Corporation nor any other party authorized to act on behalf of the Corporation has in the past or will hereafter sell, offer for sale or solicit offers to buy any securities of the Corporation so as to bring the offer, issuance or sale of the Preferred Stock, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), unless such offer, issuance or sale was or shall be within the exemptions of Section 4 thereof.

                  8 SUBSIDIARIES. Except as set forth in Schedule 2.8, the Corporation has no subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association, partnership, joint venture or business entity.

                  9 EMPLOYEES. To the best of the Corporation's knowledge and belief after due inquiry, no employee of the Corporation is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Corporation because of the nature of the business conducted or to be conducted by the Corporation or to the use of trade secrets or proprietary information of others, and to the best of the Corporation's knowledge and belief, the employment of the Corporation's employees does not subject the Corporation or the Purchaser to any liability. There is neither pending nor, to the Corporation's knowledge and belief, threatened any actions, suits, proceedings or claims, or to its knowledge any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. All employment, non- disclosure, confidentiality or non-competition agreements with any

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
employees of the Corporation or its subsidiaries and any collective bargaining agreement covering any Corporation or subsidiary employees are set forth on schedule 2.9.

                  10 CONTRACTS. Except as set forth in Schedule 2.10 or as an exhibit to the Company Filed Documents, the Corporation does not have any currently existing contract, obligation, agreement, plan, arrangement, commitment or the like (written or oral) which is material to the Corporation and its business. The Corporation has complied in all material respects with the provisions of all said contracts, obligations, agreements, plans, arrangements and commitments and is not in default thereunder.

                  11 PERMITS, LICENSES, TECHNOLOGY, TRADEMARKS, PATENTS AND OTHER RIGHTS. The Corporation has all franchises, permits, licenses and other similar authority necessary for the conduct of its business as now being conducted by it and as planned to be conducted, the lack of which could materially and adversely affect the prospects, operations or condition, financial or otherwise, of the Corporation, and it is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. The Corporation possesses all technology, technology rights, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, proprietary rights and processes known by the Corporation to be necessary to conduct its business as now being conducted and as planned to be conducted, without, to the knowledge of the Corporation after due inquiry, conflict with or infringement upon any valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Corporation, and has not received any notice of infringement upon or conflict with the asserted rights of others.

                  12 ABSENCE OF CERTAIN CHANGES. Since September 30, 1996, except to the extent described in Schedule 2.12 or as described in or contemplated by the Company Publicly Filed Documents or the Financial Statements, there has not been any event or condition of any character which has adversely affected the Corporation's business or prospects, including but not limited to:

                  (a) Any material adverse change in the condition, assets, liabilities or business of the Corporation from that shown on the Corporation's balance sheet dated September 30, 1996;

                  (b) Any damage, destruction or loss of any of the properties or assets of the Corporation (whether or not covered by insurance) materially adversely affecting the business or plans of the Corporation;

                  (c) Any declaration, setting aside or payment or other distribution in respect of any of the Corporation's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such shares by the Corporation; or

                  (d) Any labor trouble, or any event or condition of any character, materially adversely affecting the business or plans of the Corporation.

                  13 TAX RETURNS AND PAYMENTS. Each of the Corporation and its subsidiaries has filed all Federal income tax returns, domestic and foreign, required to be filed by it and has paid all Federal taxes and assessments shown to be due on such returns and all other material taxes and assessments, domestic and foreign, in each case payable by it which have become due, other than those not yet delinquent and except those contested in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles ("GAAP").

                  14  PUBLICLY FILED DOCUMENTS AND FINANCIAL STATEMENTS.

                  (a) The Corporation has previously furnished or made available to the Purchaser true and complete copies of (i) its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1995, 1994 and 1993, as each such Annual Report has been amended through the date hereof, and as each was filed with the United States Securities and Exchange Commission (the "SEC");
(ii) its Quarterly Reports on Form 10-Q for each of the quarterly periods ended June 30, 1996, and March 31, 1996, as each such quarterly report has been amended through the date hereof, and as each was filed with the SEC; (iii) its proxy statements relating to all meetings of its stockholders (whether annual or special) since January 1, 1995; and (iv) all other reports or registration statements filed by the Corporation with the SEC since January 1, 1996, as each has been amended through the date hereof (collectively, the "Company Publicly Filed Documents"). None of the Company Publicly Filed Documents, and including, without limitation, any financial statements or schedules included in any Company Publicly Filed Documents, at the time filed contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of any circumstances under which they were made, not misleading, which untrue statements or omissions have not been corrected or updated in a document subsequently filed with the SEC. The financial statements contained in the Company Publicly Filed Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applicable to year-end financial statements (except, in the case of unaudited interim financial statements, for the absence of footnotes and normal year-end adjustments) consistently applied during the periods involved, and present fairly the consolidated financial condition and results of operations and cash flow of the Corporation and its subsidiaries as of such dates and for such periods. There is no material liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of the Corporation or any subsidiary of the Corporation that is required to be disclosed under GAAP and that is not reflected or reserved against in the unaudited consolidated balance sheet of the Corporation as of June 30, 1996 contained in the Corporation's quarterly report on Form 10-Q for the quarterly period ended June 30, 1996 or reflected in the notes thereto, other than liabilities incurred in the ordinary course of business, consistent with past practice, since June 30, 1996, none of which has had or could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Corporation.

                  15 USE OF PROCEEDS. The Corporation shall use the proceeds of the sale of the Preferred Stock and Warrant as set forth in Schedule 2.13.

                  16 NO BROKERS. The Corporation does not have nor will have any obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby which has not been satisfied in full and disclosed to the Purchaser.

                  17 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties by the Corporation in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished or to be furnished to Purchaser pursuant hereto (including, without limitation, the Schedules hereto), or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. The Corporation has disclosed all events, conditions and facts materially affecting
(i) the business or the condition (financial or otherwise), properties, liabilities, reserves, working capital, earnings, prospects or relations with customers, suppliers, distributors or employees of the Corporation and (ii) the right or ability of the Corporation to consummate the transactions contemplated hereby.


SECTION 3.        CONDITIONS OF PURCHASE

                  The Purchaser's obligation to purchase and pay for the Preferred Stock and the Warrant and to take the other actions required to be taken by the Purchaser at the Closing shall be subject to compliance by the Corporation with its agreements herein contained and to the fulfillment to the Purchaser's satisfaction on or before the Closing Date of the following conditions:

                  1 CERTIFICATE OF CORPORATION. The representations and warranties of the Corporation contained in this Agreement, including but not limited to the representations and warranties made in Section 2, shall be true and correct in all material respects; each of the conditions hereafter specified in this Section 3 shall have been satisfied in all material respects; and on the Closing Date a certificate to such effect executed by the President or a Vice President of the Corporation shall be delivered to the Purchaser.

                  2 AUTHORIZATION. The Board of Directors of the Corporation shall have duly adopted resolutions in form and substance reasonably satisfactory to the Purchaser authorizing the Corporation to consummate the transactions contemplated hereby in accordance with the terms hereof, and the Purchaser shall have received a duly executed certificate of the Secretary or an Assistant Secretary of the Corporation setting forth such resolutions and such other matters as may be requested by the Purchaser.

                  3 CREDIT AGREEMENT. On or prior to the Closing Date, the Corporation shall have executed and delivered to the Purchaser a counterpart to the Credit Agreement, dated as of the date hereof (the "Credit Agreement"), between the Corporation and the Purchaser.

                  4 COLLATERAL DOCUMENTS. On or prior to the Closing Date, the Corporation and its subsidiaries shall have executed and delivered to the Purchaser each of the Collateral Documents (as defined in the Credit Agreement) as required by the Credit Agreement.

                  5 REGISTRATION AND PRE-EMPTIVE RIGHTS AGREEMENT. The Corporation shall have executed and delivered to the Purchaser a counterpart to the Registration and PreEmptive Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement") between the Purchaser and the Corporation.

                  6 IRREVOCABLE PROXY. The Purchaser shall have received the executed irrevocable proxy of Messers. O'Donnell and Schnitz in the form attached hereto as Exhibit C.

                  7 OPINION OF COUNSEL. The Purchaser shall have received the opinion of Neal, Gerber & Eisenberg, counsel to the Corporation, dated the Closing Date, which opinion shall be in form and substance satisfactory to the Purchaser.


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
                  8 COMPLIANCE. The issuance and sale of the Preferred Stock and the Warrant to the Purchaser shall be made in conformity with all applicable state and federal securities laws.

                  The Corporation's obligation to sell the Preferred Stock and the Warrant to the Purchaser shall be subject to the fulfillment on or before the Closing Date of the following conditions:

                  9 TENDER OF AGGREGATE PURCHASE PRICE. The Purchaser shall have tendered to the Corporation at Closing the aggregate consideration set forth in
Section 1.2

                  10 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 5 hereof shall be true and correct in all material respects as of the Closing Date.

                  11 CREDIT AGREEMENT. On the Closing Date, the Purchaser shall have executed and delivered to the Corporation a counterpart to the Credit Agreement and advanced all amounts so required thereunder.

                  12 AMENDMENT OF EARLIER WARRANT. On or prior to the Closing Date, Purchaser shall have obtained the agreement of the holder of Warrant No. W-1 for 100,000 shares of Common Stock to the amendment of such warrant to defer exercisability thereof until March 15, 1997.

                  13 REGISTRATION AND PRE-EMPTIVE RIGHTS AGREEMENT. On or prior to the Closing Date, the Purchaser shall have executed and delivered to the Corporation a counterpart to the Registration Rights Agreement.


SECTION 4.        COVENANTS OF THE CORPORATION

                  The Corporation shall comply, and the Corporation shall cause any direct or indirect subsidiaries of the Corporation to comply, with the following covenants until the first to occur of (i) January 1, 2001, or (ii) the Purchaser, its transferees and assigns shall cease to hold shares of capital stock or securities convertible into or exercisable for shares of capital stock of the Corporation representing 5% or more of all outstanding shares of capital stock of the Corporation (all references to "the Corporation" in this Section 4 shall be deemed to refer to the Corporation and its direct and indirect subsidiaries, if applicable, on a consolidated basis):

                  1 FINANCIAL STATEMENTS. The Corporation will maintain a system of accounts in accordance with GAAP, keep full and complete financial records and furnish to the Purchaser the following reports: (i) as soon as practicable and, in any event, within 30 calendar days after the close of each calendar month, consolidated and consolidating (x) statements of income and of cash flows of the Corporation and its subsidiaries for such monthly period and (y) balance sheets of the Corporation and its subsidiaries as of the end of such monthly period, all in reasonable detail and including year to date information, and certified by the chief financial officer of the Corporation to have been prepared in accordance with GAAP (other than any requirement for footnote disclosure and the recording of non-cash items), subject to year-end audit adjustments; (ii) as soon as practicable and, in any event, within 90 calendar days after the close of each fiscal year of the Corporation, a copy of the annual audited report for such year for the Corporation, including consolidated
(x) statements of income and of cash flows of the Corporation and its subsidiaries for such fiscal year, and (y) balance sheets of the Corporation and its subsidiaries as of the end of such fiscal year, each setting forth in comparative form, if applicable, the corresponding figures for the previous year, all in reasonable detail; the statements of income and of cash flows and balance sheet to be audited by independent, nationally recognized, certified public accountants, and certified (without a "going concern" qualification or other qualification or exception of similar gravity or any qualification arising out of the scope of the audit (but not arising out of changes in financial accounting standards)) by such accountants to have been prepared in accordance with GAAP, consistently applied (except to the extent any inconsistency is disclosed in the notes to such financial statements and approved by such accountants); and (iii) promptly, and in any event within one calendar day after the filing thereof, a copy of any annual, quarterly or interim report, proxy statement, information statement,
Schedule 13D or 13G or any other filing made by or with respect to the Corporation with the SEC or Nasdaq.



                  2 BUDGET AND OPERATING FORECAST. The Corporation will prepare and submit to the Board of Directors of the Corporation and the Purchaser a budget for each fiscal year of the Corporation at least 30 days prior to the beginning of such fiscal year, together with management's written discussion and analysis of such budget. The budget shall be accepted as the budget for such fiscal year when it has been approved by a majority of the entire Board of Directors of the Corporation (including a majority of Preferred Directors (as defined in Exhibit A hereto)). The Corporation shall review the budget periodically and shall advise the Board of Directors and the Purchaser of all material changes therein and all material deviations therefrom.

                  3 STOCKHOLDER APPROVAL. The Corporation will take all steps necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws duly to call, give notice of, convene and hold (a) a special meeting of stockholders as soon as practicable after the date hereof for the purpose of approving the issuance to the Purchaser of common stock upon conversion of the Series B Preferred Stock, and (b) a regular meeting of stockholders no later than June 15, 1997 for the purpose of approving the elimination of Article 9 of the Corporation's Certificate of Incorporation. The Board of Directors of the Corporation will (i) recommend to the stockholders of the Company the approval and adoption of the two foregoing proposals, and (ii) use all reasonable efforts to obtain the approval by the stockholders of the Company of the two foregoing proposals.

                  4 PAYMENT OF TAXES, COMPLIANCE WITH LAWS, ETC. The Corporation will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof is being contested by the Corporation in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. The Corporation will comply in all material respects with all applicable laws and regulations in the conduct of its business.

                  5 ADVERSE CHANGES. The Corporation will promptly advise the Purchaser of any event which represents a material adverse change in the business, properties, liabilities, operations or condition (financial or otherwise) of the Corporation. The Corporation will also promptly notify the Purchaser of any facts which, if such facts had existed at the Closing, would have constituted a material breach of the representations and warranties contained herein.

                  6 INSURANCE. The Corporation will keep its insurable properties insured by financially sound and reputable insurers against the perils of liability, casualty, fire and extended coverage in amounts of coverage not less than those currently maintained by the Corporation. The Corporation will also maintain with such insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner currently maintained.

                  7 MAINTENANCE OF PROPERTIES. The Corporation will maintain all properties used or useful in the conduct of its business in good repair, working order and condition as necessary to permit such business to be properly and advantageously conducted.

                  8 AFFILIATED TRANSACTIONS. All transactions by and between the Corporation and any officer, key employee or shareholder of the Corporation, or persons controlled by or affiliated with such officer, key employee or shareholder, shall be conducted on an arm's- length basis, shall be on terms and conditions no less favorable to the Corporation than could be obtained from non-related persons and shall be approved in advance by the Board of Directors, including approval by a majority of the Preferred Directors, after full disclosure of the terms thereof; provided, however, that the foregoing shall not apply to any transaction or series of transactions involving in the aggregate an expenditure or transfer of not more than $5,000 in money or money's worth.

                  9   MANAGEMENT AND COMPENSATION.

                  (a) The Corporation will not employ any person in any position deemed to be suitable only for "key management personnel" unless approved by a majority of the Board of Directors.

                  (b) Compensation paid by the Corporation to its management will be reasonably comparable to compensation paid to management in companies in similar industries of similar size and of similar maturity.

                  10 INSPECTION. The Corporation will permit the Purchaser and its authorized representatives to visit and inspect any of the properties of the Corporation, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times and as often as may be reasonably requested.

                  11 BOARD OF DIRECTORS. The Purchaser will have the right to approve all future nominations to the Board of Directors othe than those individuals serving as directors immediately prior to the Closing. The Corporation shall ensure that meetings of its Board of Directors are held at least four (4) times each year and at intervals of not more than four (4) months and will reimburse Directors for their reasonable travel expenses, including the cost of airfare and any necessary meals and lodging, incurred in connection with attending meetings of the Board of Directors. Officers of the Corporation who also serve as directors of the Corporation shall not be paid any fee for such service (other than reimbursements for expenses).

                  12 DISTRIBUTIONS OR REDEMPTION OF CAPITAL STOCK. Except as otherwise provided in this Agreement or Exhibit A hereto, the Corporation will not declare or pay any dividends (other than a dividend payable in shares of its Common Stock) or make any distributions of cash, property or securities of the Corporation with respect to any shares of its Common Stock or Preferred Stock or any other class of its capital stock, or directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its Common Stock or Preferred Stock or any other class of its capital stock (other than repurchases of shares from its employees, directors and consultants, at the same price as paid by such employees, or any other price with the approval of the Board of Directors, under stock restriction agreements).

                  13 MAINTENANCE OF CORPORATE EXISTENCE, ETC. The Corporation shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Corporation to be necessary to the conduct of its or such subsidiary's business without, to the Corporation's best knowledge, any conflict with any rights of others to use such patents, processes, licenses, trademarks, trade names or copyrights.

SECTION 5.        REPRESENTATIONS AND COVENANTS OF PURCHASER

                  The Purchaser hereby represents and warrants to the Corporation as follows:

                  (a) The execution of this Agreement has been duly authorized by all necessary action on the part of the Purchaser; this Agreement has been duly executed and delivered by the Purchaser; and this Agreement constitutes a valid, binding and enforceable agreement of the Purchaser.

                  (b) Purchaser is acquiring the Preferred Stock (and the shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock) and the Warrant (and the shares of Common Stock issuable upon the exercise of the Warrant (the "Warrant Stock")) for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act.

                  (c) Purchaser understands that because the Preferred Stock, the Warrant and the Warrant Stock have not been registered under the Securities Act, it cannot dispose of any or all of the Preferred Stock or the Common Stock issuable upon conversion of shares of Series A Preferred Stock or the Warrant or the Warrant Stock unless such securities are subsequently registered under the Securities Act or exemptions from such registration are available. The Purchaser acknowledges and understands that, except as provided in the Registration Rights and Pre-emptive Rights Agreement, dated as of the date hereof, between Purchaser and the Corporation, it has no independent right to require the Corporation to register the Preferred Stock, the Common Stock issuable upon conversion of shares of Series A Preferred Stock, the Warrant or the Warrant Stock. The Purchaser further understands that the Corporation may, as a condition to the transfer of any of the Preferred Stock, the Common Stock issuable upon conversion of shares of Series A Preferred Stock, the Warrant or the Warrant Stock, require that a written request for transfer be delivered to the Corporation accompanied by an opinion of counsel, in form and substance satisfactory to the Corporation, to the effect that the proposed transfer does not result in a violation of the Securities Act or that such transfer is covered by an effective registration statement under the Securities Act. The Purchaser understands that each certificate representing the Preferred Stock and the Warrant will bear the following legend or one substantially similar thereto:

         "THIS SECURITY AND SHARES ISSUABLE ON CONVERSION OR EXERCISE OF THIS SECURITY MAY NOT HAVE BEEN REGISTERED UNDER THE

         SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS BY REASON OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAWS."

                  (d) The Purchaser is knowledgeable and experienced in the making of equity investments, and is able to bear the economic risk of loss of its investment in the Corporation.

                  (e) The Purchaser has been advised that the shares of Preferred Stock and the Warrant issued hereunder have not been and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction (except in the case of certain state filings) and that the Corporation in issuing the Preferred Stock and the Warrant is relying upon, among other things, the representations and warranties of Purchaser contained in this Section 5 in concluding that each such issuance is a "private offering" and does not require compliance with the registration provisions of the Securities Act.

                  (f) The Purchaser has adequate means of providing for its current needs and possible contingencies, has no need for liquidity of its investment in the Preferred Stock or the Warrant and can bear the economic risk of losing its entire investment therein.

                  (g) The Purchaser is controlled by or under common control with Apollo Real Estate Advisors II, L.P.

         The Purchaser covenants and agrees to vote the Series A Preferred Stock in favor of the stockholder proposals referred to in Section 4.3.

SECTION 6.        GENERAL

                  1 INDEMNIFICATION. The Corporation hereby agrees to indemnify and hold harmless the Purchaser and its affiliates and their respective officers, directors, employees and agents from and against any and all losses, liabilities, claims, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by any of them in excess of an aggregate of $100,000 and up to a maximum of $10 million in the aggregate in connection with (i) any breach of any representation or warranty made by the Corporation in this Agreement, (ii) any breach of any covenant, agreement or obligation of the Corporation in this Agreement and (iii) any investigation, litigation or other proceeding related to the entering into and/or performance of this Agreement or the consummation of the transactions contemplated hereby.

                  2 AMENDMENTS, WAIVERS AND CONSENTS. For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Corporation and the Purchaser and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon each holder of Preferred Stock purchased under this

Agreement at the time outstanding, each future holder of all such Preferred Stock and the Corporation.

                  3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; ASSIGNABILITY OF RIGHTS.

                  (a) All representations and warranties of the Corporation made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to Purchaser in connection herewith shall be deemed material and to have been relied upon by Purchaser, shall survive the delivery of the Preferred Stock and the Warrant until December 31, 1998 (except for Section 2.2, which shall survive indefinitely, and Section 2.13, which shall survive until termination of any applicable statute of limitations), and shall bind the Corporation's successors and assigns, whether so expressed or not, and, except as provided otherwise in this Agreement, all such representations and warranties shall inure to the benefit of the Purchaser, its successors and assigns and to transferees of the Preferred Stock and the Warrant, whether so expressed or not.

                  (b) All covenants of the Corporation made herein shall survive the delivery of the Preferred Stock and the Warrant until the later of (i) December 31, 2000 or (ii) the term specified herein for such covenant, and shall bind the Corporation's successors and assigns, whether so expressed or not, and, except as provided otherwise in this Agreement, all such covenants shall inure to the benefit of the Purchaser, its successors and assigns and to transferees of the Preferred Stock and the Warrant, whether so expressed or not.

                  4 SECTION HEADINGS. Article and Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement

                  5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                  6 NOTICES AND DEMANDS. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing delivered to the parties at the addresses set forth below (or such other address as may be provided by one party in a notice to the other):

                  If to Apollo:

                           c/o Apollo Real Estate Advisors, L.P.
                           1301 Avenue of the Americas
                           38th Floor
                           New York, New York 10019
                           Attention: Alfred Trivilino
              with a copy to:

                           Apollo Real Estate Advisors, L.P.
                           1999 Avenue of the Stars
                           Suite 1900
                           Los Angeles, CA 90067
                           Attention:  Michael D. Weiner, Esq.

                  and a copy to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, NY 10022
                           Attention:  Les Loffman, Esq.

                  If to the Corporation:

                           NextHealth, Inc.
                           16600 N. Lago Del Oro Parkway
                           Tucson, AZ  85739
                           Attention:  John H. Schmitz

                  with a copy to:

                           Neal, Gerber & Eisenberg
                           2 North LaSalle Street
                           Chicago, IL 60602
                           Attention:  Steve Berger, Esq.

Notice delivered in accordance with the foregoing shall be effective (i) when delivered, if delivered personally or by facsimile transmission, (ii) two days after being delivered in the United States (properly addressed and all fees paid) for overnight delivery service to a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery or (iii) five days after being deposited (properly addressed and stamped for first-class delivery) in a daily serviced United States mail box.

                  7 WAIVER OF JURY TRIAL. The Corporation hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, or any other agreement or instrument contemplated hereby.

                  8 SPECIFIC PERFORMANCE. The Purchaser and each transferee or assignee of the Purchaser shall have the right to specific performance by the Corporation of Sections 1, 4.2, 4.3, 4.8, 4.9, 4.10 and 4.11 of this Agreement. The Corporation hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Corporation for specific performance of this Agreement by Purchaser or its transferees and assignees.

                  9 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions or this Agreement.

                  10 EXPENSES. The Corporation shall pay all costs and expenses incurred by it or the Purchaser with respect to the negotiation, execution, delivery and performance of this Agreement and any modifications hereof.

                  11 GOVERNING LAW. This Agreement shall be deemed to have been made in the State of Delaware and the validity of this Agreement, the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                               NEXTHEALTH, INC.


                               BY /s/ WILLIAM T. O'DONNELL, JR.
                                  _________________________________
                                  NAME:   WILLIAM T. O'DONNELL, JR.
                                  TITLE:  PRESIDENT AND CEO



                               AP NH LLC
                               BY AP GP NH LLC, ITS MANAGING MEMBER

                                        BY KRONUS PROPERTY, INC.,
                                        ITS MANAGING MEMBER


                                        BY: /s/ ALFRED TRIVILINO
                                            __________________________

                                        NAME:   ALFRED TRIVILINO
                                        TITLE:  VICE PRESIDENT